FORM OF AMENDMENT NO. 1
                                     to the
                               CUSTODIAN AGREEMENT


      The Custodian Agreement dated as of February 3, 1999, between E*TRADE FUNDS and INVESTORS BANK & TRUST COMPANY is hereby amended as follows:

1. Appendix A is hereby amended and substituted with the attached Appendix A.

      IN WITNESS WHEREOF, the parties hereto have caused this Amendment No. 1 to the Custodian Agreement to be executed by their respective officers thereunto duly authorized as of _______________, 1999.


                                          E*TRADE FUNDS



                                          By:_________________________________
                                             Name:
                                             Title:


                                          INVESTORS BANK & TRUST COMPANY



                                          By:_________________________________
                                             Name:
                                             Title:

                                   APPENDIX A
                                     to the
                               CUSTODIAN AGREEMENT



Portfolios

E*TRADE S&P 500 Index Fund

E*TRADE Extended Market Index Fund

E*TRADE Bond Index Fund

E*TRADE International Index Fund